UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2023

RALLYBIO CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40693	85-1083789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

234 Church Street, Suite 1020
	New Haven, Connecticut	06510
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 203 859-3820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RLYB	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company
☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2023, the Board of Directors (the Board) of Rallybio Corporation (Rallybio) appointed Stephen Uden, M.D., Rallybio’s President, Chief Operating Officer and Co-Founder since January 2018, to Chief Executive Officer, effective August 1, 2023. Dr. Uden will remain President. The Company does not expect to hire a replacement for Dr. Uden’s current role.

Dr. Uden will succeed Rallybio Co-Founder Martin Mackay, Ph.D. Dr. Mackay, who has served as Chief Executive Officer and Chairman of the Board since 2018, has been appointed to Executive Chairman, effective August 1, 2023. As Executive Chairman, Dr. Mackay will remain a full-time employee and continue to be actively involved with Rallybio, with a particular focus on company strategy, investor relations, and related activities. For more information regarding Dr. Uden’s background, please see Dr. Uden’s biography set forth in Rallybio’s definitive Proxy Statement for its 2023 annual meeting of shareholders, filed with the Securities and Exchange Commission on April 10, 2023.

On June 28, 2023, the Board increased its size from ten directors to eleven directors, effective August 1, 2023, and appointed Dr. Uden to serve as a director to fill the newly created vacancy as of such date. Dr. Uden will serve as a Class II director whose term will expire at Rallybio’s 2026 annual meeting of shareholders. Dr. Uden will not receive additional compensation for his role as a director.

Amended and Restated Employment Agreements and Compensation

In connection with Dr. Uden’s appointment as Chief Executive Officer, and Dr. Mackay’s appointment as Executive Chairman, they will each enter into a Second Amended and Restated Employment Agreement (each a Second Amended and Restated Employment Agreement).

Dr. Uden’s Second Amended and Restated Employment Agreement will provide for an initial annual base salary of $530,000, which is Dr. Uden’s current annual base salary, subject to review for increase by the Board or the Compensation Committee of the Board. The Second Amended and Restated Employment Agreement will also provide for a target annual bonus as a percentage of annual base salary of 45%, which is Dr. Uden’s current annual target bonus, with the actual amount of the bonus payable based upon achievement of individual and/or company annual performance goals, as set by the Board or the Compensation Committee of the Board. Similar to Dr. Uden’s current employment agreement, Dr. Uden’s Second Amended and Restated Employment Agreement will provide for an initial one-year term, which term will automatically extend for successive one-year terms unless either Rallybio or Dr. Uden elects to not extend the term by giving the other party at least 60 days’ notice prior to the end of the current term.

Dr. Mackay’s Second Amended and Restated Employment Agreement will provide for an initial annual base salary of $530,000, which is Dr. Mackay’s current annual base salary, subject to adjustment by the Board or the Compensation Committee of the Board. The Second Amended and Restated Employment Agreement will also provide for a target annual bonus as a percentage of annual base salary of 45%, which is Dr. Mackay’s current annual target bonus, with the actual amount of the bonus payable based upon achievement of individual and/or company annual performance goals, as set by the Board or the Compensation Committee of the Board. Dr. Mackay’s Second Amended and Restated Employment Agreement will provide for a three-year term, which term may be extended by Rallybio.

Each of Drs. Uden and Mackay is entitled to severance payments and benefits in connection with certain qualifying terminations of employment under his respective Second Amended and Restated Employment Agreement. If their employment is terminated by Rallybio without cause, including in the case of Dr. Uden as a result of Rallybio’s non-extension of the employment term, or by Dr. Uden or Dr. Mackay for good reason, he will be entitled to receive (i) any earned and payable, but unpaid, prior year annual bonus (or current year bonus if the termination occurs on the last day of the calendar year), (ii) continued payment of his annual base salary for a period of 12 months following termination, and (iii) subject to his timely election of COBRA coverage, payment of a monthly amount equal to the monthly health premiums paid by Rallybio on behalf of Dr. Uden or Dr. Mackay and his eligible dependents for 12 months following termination (or, if earlier, until such time as he ceases to be eligible for COBRA coverage or obtains health coverage from another employer). If Dr. Uden’s or Dr. Mackay’s employment is terminated by reason of his death or disability, he will be entitled to receive (i) any earned and payable, but unpaid, prior year annual bonus (or current year bonus if the termination occurs on the last day of the calendar year) and (ii) continued payment of his annual base salary for a period of six months following termination.

If Dr. Uden’s or Dr. Mackay’s employment is terminated by Rallybio without cause, including in the case of Dr. Uden as a result of our non-extension of the employment term, or by Dr. Uden or Dr. Mackay for good reason, in each case within the 12-month period following a change in control, in lieu of the severance payments and benefits described above, he will be entitled to receive (i) any earned and payable, but unpaid, prior year annual bonus (or current year bonus if the termination occurs on the last day of the calendar year), (ii) an amount equal to 1.5 times the sum of his annual base salary and target annual bonus, payable over 18 months following termination, and (iii) subject to his timely election of COBRA coverage, payment of a monthly amount equal to the monthly health premiums paid by us on behalf of Dr. Uden or Dr. Mackay and his eligible dependents for 18 months following termination (or, if earlier, until such time as he ceases to be eligible for COBRA coverage or obtains health coverage from another employer). Similar to their current employment agreements, under their respective Second Amended and Restated Employment Agreement, any outstanding and unvested equity awards, the vesting of which is based only on the passage of time, held by him as of a change in control will vest in full upon the consummation of the change in control, subject to his continued employment with Rallybio through the date of such change in control.

Rallybio’s obligation to provide severance payments and other benefits under each of the Second Amended and Restated Employment Agreements is conditioned on Dr. Uden or Dr. Mackay, as applicable, signing a release of claims in favor of Rallybio.

The foregoing description of the Second Amended and Restated Employment Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the complete text of each Second Amended and Restated Employment Agreement, a copy of which Rallybio expects to file with its Quarterly Report on Form 10-Q for the quarter ending June 30, 2023.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description
99.1	Press release issued by Rallybio on June 29, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RALLYBIO CORPORATION

Date:	June 29, 2023	By:	/s/ Jonathan I. Lieber
Jonathan I. Lieber Chief Financial Officer and Treasurer